                                                                    EXHIBIT 10.4


                  C O N F I D E N T I A L   T R E A T M E N T
                  -------------------------------------------

Portions of this Exhibit (Exhibit 10.4) have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, which are designated by an asterisk (*), were filed separately with the Commission.



                  EQUIPMENT NEGOTIATION AND REFERRAL AGREEMENT

                                    BETWEEN

                       BELLSOUTH TELECOMMUNICATIONS, INC.

                                      AND

                             INNOTRAC CORPORATION,
                       as agent of HomeTel Systems, Inc.



                                - CONFIDENTIAL -



                                    NOTICE
THE INFORMATION CONTAINED HEREIN SHOULD NOT BE DISCLOSED TO UNAUTHORIZED PERSONS. IT IS MEANT FOR USE OF THE PARTIES CONTRACTING HEREIN IN CONNECTION WITH PERFORMANCE UNDER THIS AGREEMENT.

                       NEGOTIATION AND REFERRAL AGREEMENT
                       ----------------------------------

     This Equipment Negotiation and Referral Agreement is by and between INNOTRAC Corporation as agent for HomeTel Systems, Inc. ("INNOTRAC"), a Georgia corporation, with offices at 1828 Meca Way, Norcross, GA 30093, and BellSouth Telecommunications, Inc. ("BST"), a Georgia corporation, with an office at 3535 Colonnade Parkway, Birmingham, Alabama 35243. This Agreement replaces and supercedes an agreement between the partners dated March 29, 1994.

     WHEREAS, BST desires to make more convenient for its customers the ordering of BST Network Services, particularly Calling Line Identification, by facilitating the installment purchase and/or rental of telephone sets or apparatus that are compatible with, complement and are used in connection with, the Network Services, particularly Calling Line Identification display devices ("Sets"); and

     WHEREAS, INNOTRAC wishes to engage the services of BST to directly negotiate the installment sale and/or rentals of the Sets with new or existing Network Services subscribers, as agents of INNOTRAC, through its Service Representatives; and

     WHEREAS, BST wishes to engage the services of INNOTRAC to accept telephone referrals of new or existing Network Services subscribers, where direct negotiation of Sets may not be feasible, and to offer Sets for installment sale and/or rental to these new subscribers; and

     WHEREAS, both parties recognize that these referrals are likely to increase installment sales and/or rentals of the Sets and to advance subscriptions for Network Services, particularly Calling Line Identification, and Sets;

     NOW, THEREFORE, in consideration of Ten and 00/l00th Dollars ($10.00) in hand paid, the above premises, and the covenants, terms and conditions contained herein, the receipt, adequacy and sufficiency of all such consideration being hereby acknowledged, the parties agree as follows:

1.  TERM OF AGREEMENT

     The term of this Agreement shall commence on May 1, 1995 and shall, except as otherwise provided herein, continue in effect thereafter through March 14, 2000, inclusive.

2.  TERRITORY

     This Agreement applies to negotiation with subscribers, or referrals of subscribers,. exclusively in association with INNOTRAC, in the Territory described in Appendix A (the "Territory").

3.  BST OBLIGATIONS

     Service Representatives of BST and/or the Affiliated Companies communicating with existing or prospective Network Services subscribers, particularly existing or prospective Calling Line Identification subscribers, will directly negotiate, as agents of INNOTRAC, the installment sale or rental of appropriate complementary Sets. Where such direct negotiation may not be feasible, these same Service Representatives will also offer the subscribers referral to INNOTRAC for the sale and/or rental of appropriate complementary Sets. If the subscribers indicate an interest in such referral, the BST service representative shall on-line transfer, or refer, the subscriber or prospective subscriber to a telephone number designated by INNOTRAC, subject to the provisions of Section 9. (b).

     This agreement affords INNOTRAC the right to this agency agreement, and to receive such referrals, for Calling Line Identification equipment, except as provided by separate Letter(s) of Agreement, to be negotiated on an "as required" basis.

4.  INNOTRAC OBLIGATIONS

     (a) INNOTRAC agrees to accept toll-free telephone calls between the hours of 8:00 a.m. and 12:00 a.m. Eastern Time, Monday through Friday and from 9:00 a.m. to 6:00 p.m. on Saturdays, except on holidays recognized by BST, from subscribers and prospective subscribers who are on-line transferred, or referred, by BST service representatives, as provided in Section 3. The foregoing hours can be modified by mutual agreement of the parties.

     (b) INNOTRAC agrees to train, to the reasonable satisfaction of BST, all of its Call Center and Customer Service telemarketing specialists who will be handling all forms of inquiries from BST subscribers. These inquiries include, but are not limited to, referrals and sales, product function, installation, billing, delivery and return. Minimum training standards shall be reasonably determined and supplied by BST to INNOTRAC in writing. Training of Call Center telemarketing specialists will be of sufficient duration and detail to enable the telemarketing specialists to accurately and fully understand the function of the Sets, particularly Calling Line Identification display units; to explain the Sets to subscribers and prospective subscribers; and to explain INNOTRAC terms and conditions. Training of Customer Service telemarketing specialists will be of sufficient duration and detail to enable the telemarketing specialists to accurately and fully understand the function of the Sets, particularly Calling Line Identification display units; to assist BST's subscriber in troubleshooting; to assist with billing; to assist with product delivery inquiries; and to assist with product returns. All costs of such training will be borne by INNOTRAC; provided, however, BST shall provide INNOTRAC training guidelines, materials and other assistance as is necessary to assist INNOTRAC to adequately train its telemarketing specialists. A maximum of two (2) BST employees will be permitted to observe any or all training sessions to ensure the accuracy and completeness of the training.

     (c) INNOTRAC shall make all reasonable efforts to ensure that all subscriber calls transferred or referred from BST to INNOTRAC, as well as all subsequent customer service calls associated with BST subscribers, are handled in a prompt, helpful and courteous manner. INNOTRAC will utilize its best efforts to maintain a monthly average of answering [ * ] of customer calls in [ * ] seconds or less, for both the Sales and Service Centers. BST may place test calls to INNOTRAC, visit INNOTRAC's premises, observe the handling of calls from subscribers, assess the courtesy, knowledge, and promptness of INNOTRAC's telemarketing specialists, and discuss the results of such calls and observations with INNOTRAC management. INNOTRAC agrees to remove from its work group that handles subscriber calls any telemarketing specialist who does not perform to a level of courtesy, promptness and knowledge reasonably satisfactory to BST and INNOTRAC; provided, however, removal of any such telemarketing specialist from the work group handling subscriber calls shall be BST's sole remedy for the failure of a telemarketing specialist to perform to a level of courtesy, promptness and knowledge. INNOTRAC agrees to allow representatives of BST, at BST's discretion with no provision for advance notice, to observe calls taken by INNOTRAC telemarketing specialists for the purpose of ensuring compliance to this Section. INNOTRAC agrees to place signs in conspicuous places in the workplace notifying its employees that calls taken by telemarketing specialists are subject to periodic monitoring for quality control purposes.

     (d) INNOTRAC agrees to keep in service, solely at its expense, sufficient telecommunications facilities dedicated to answering customer calls, including but not limited to, toll-free lines and telephone sets, to ensure adequate access to INNOTRAC's Sales and Call Centers as described in Section 3(c). If, at any time, the incoming subscriber calls become too numerous to be handled by the then prevailing numbers of telecommunications facilities and/or telemarketing specialists allocated by INNOTRAC, INNOTRAC agrees to increase the number of telecommunications facilities and/or telemarketing specialists to handle the increased volume of calls to comply with the access provisions of Section 3(c). When all telecommunications facilities and/or telemarketing specialists become busy and incoming calls encounter a busy or hold condition, INNOTRAC shall be relieved of its normal responsibility of handling each Sales or Customer Service call to conclusion and make commitments to call subscribers back within four (4) working hours of the time the subscriber's call was originally received by INNOTRAC.

     (e) INNOTRAC will purchase and own the inventory of Sets that it sells and/or rents to subscribers, and will maintain an inventory adequate to fill orders placed by subscribers within a reasonable time. INNOTRAC agrees to purchase the Sets from distributor(s) designated by BST. BST will assist INNOTRAC in obtaining Sets at a price per unit comparing favorably to the price being offered to other purchasers of Sets, taking into consideration volume discounts. All Sets marketed and sold by INNOTRAC pursuant to this Agreement shall be BellSouth Sets. BST shall utilize its best efforts to assist INNOTRAC in its efforts to obtain from designated distributors in a timely manner the quantities of Sets ordered and required by INNOTRAC to fulfill its obligations to subscribers and BST under this Agreement. If any designated distributor fails to deliver timely the quantities of Sets ordered by INNOTRAC, INNOTRAC shall be relieved of its duty to perform under this Agreement to the extent that its performance becomes impossible or delayed because of said failure by designated distributor(s). In addition, BST shall ensure that any manufacturer of the Sets delivers the Sets to INNOTRAC in good condition and that the Sets function properly and are reasonably suited for their intended purpose. No Sets, apparatus, equipment, devices, materials or products acquired in any manner from any other sources, supplier, distributor or manufacturer may be advertised, marketed, promoted, or sold in any way to subscribers referred to INNOTRAC pursuant to this Agreement, without the prior written consent of BST.

     (f) Following direct negotiation or referral by BST, INNOTRAC agrees to handle all necessary communications with subscribers, including but not limited to, post-sale calls, in connection with the sale and/or rental of the Sets. INNOTRAC shall provide the Sets to subscribers on an "as-ordered" basis only, and to the extent that INNOTRAC's inventory permits. INNOTRAC will ship, bill and collect payment for all sets sold and/or rented except to the extent such billing and collection is assumed by BST. A credit card order will be shipped by INNOTRAC to the subscriber within two (2) working business days of the order being placed. An order to be paid by personal check will be shipped by INNOTRAC to the subscriber within five (5) business days of INNOTRAC's receipt of the check.

     (g) Notwithstanding any contrary provision of this Agreement, if any of the material obligations of INNOTRAC are not performed to the reasonable satisfaction of BST, other than services assumed and performed by BST, in BST's reasonable discretion, then BST may terminate this Agreement, provided that BST shall provide INNOTRAC with thirty (30) days written notice of its intention to terminate and INNOTRAC shall have those thirty (30) days to satisfy BST that it has improved its performance to levels reasonably acceptable to BST. Notwithstanding the foregoing, if INNOTRAC commences efforts to cure any breach of its obligations to perform any material duty required of it by this Agreement within the thirty (30) day grace period and such breach cannot be completely cured within said thirty (30) day grace period, the cure/grace period herein shall be extended from day to day for a period of up to thirty (30) additional days so long as INNOTRAC pursues efforts with diligence to cure the breech.

     (h) The billing and collection of monies for all Sets sold via installment and/or rented by INNOTRAC to subscribers directly negotiated by BST as agents of INNOTRAC or referred by BST to INNOTRAC shall be handled in accordance with that certain Billing and Collection Services Agreement between BST and INNOTRAC dated March 29, 1994.

     (i) INNOTRAC agrees to compensate BST for those Sets directly negotiated by BST telemarketing specialists per the terms found in Appendix E, "Part X Settlements."

     (j) INNOTRAC will bill BST subscribers who obtain Sets by direct negotiation or referral in accordance with the subscriber's purchase selection. These rates are exclusive of any special offers which may prevail at the time of the subscriber's order. INNOTRAC will ship Sets to subscriber using United Parcel Service (UPS) Two-Day Air Service or U.S. Mail Priority Mail. Such special offers will be mutually agreed to by INNOTRAC and BST at least thirty

(30) days in advance of any special offer. INNOTRAC agrees to provide at least sixty (60) days' advance notice of any pricing, shipping or shipping method changes.

5.  NONCOMMITMENT AGREEMENT

     (a) This Agreement is a noncommitment agreement as to levels of installment sales and rentals of Sets and in no way implies any promise on the part of BST that any number of Sets will be purchased and/or rented as a result of equipment negotiations or referrals made pursuant to this Agreement.

     (b) It is expressly understood and agreed that this Agreement does not grant to INNOTRAC an exclusive privilege to market and sell the Sets, but does grant to INNOTRAC the exclusive right to the BST agency arrangement in the territory and referrals of subscribers from BST in the Territory seeking to purchase and/or rent Sets, as defined in Part 3. "BST Obligations". It is expressly understood and agreed that this Agreement does not grant to INNOTRAC an exclusive privilege to the BST agency arrangement and to receive referrals from subscribers except in the Territory. However, the parties also understand and agree that INNOTRAC may market and sell and/or rent Sets to end-users other than subscribers negotiated by BST for INNOTRAC, or referred by BST to INNOTRAC, pursuant to this Agreement. BST shall determine, at its own discretion, the extent to which BST and the Affiliated Companies (as hereinafter defined) will assist INNOTRAC by marketing, advertising, promoting, supporting or otherwise assisting in offering the Sets and the extent to which BST will refer subscribers to INNOTRAC except as expressly provided in this Agreement. This Agreement does not represent, and should in no way imply, a commitment on the part of BST to purchase any products or services of INNOTRAC except as expressly provided herein.

6.  SPECIAL RECOGNITION

     (a) INNOTRAC expressly recognizes that BST is both a seller and reseller of products and services and that nothing agreed to herein is intended to limit, prohibit or restrict BST's merchandising activities in any way, except as provided in this Agreement.

     (b) INNOTRAC expressly recognizes that BST is a communications common carrier licensed and regulated by the Federal Communications Commission and various state regulatory commissions. This Agreement may be subject to such changes or modifications as any such regulatory body may from time to time direct in the exercise of its jurisdiction. This Agreement is also subject to modification under the continuing jurisdiction of the U.S. District Court for the District of Columbia in United States v. Western Electric, C.A. No. 82-0192 ("Modification of Final Judgment") or under the jurisdiction of other judicial authorities. In the event of a substantial change or deviation from the state of facts or the degree of regulation from that existing at the time of the execution of this Agreement which materially and adversely alters the obligations of either party under this Agreement, the adversely affected party shall have the option (i) to continue in full force and effect this Agreement, as modified by any regulatory or judicial change, or (ii) terminate any and all future obligations contemplated under this Agreement.

7.  AFFILIATES AND SUCCESSORS

     For purposes of this Agreement, an "Affiliated Company" shall be defined as any company that is owned in whole or in part by BellSouth Corporation ("BellSouth") or by one or more of its direct or indirect subsidiaries. This Agreement shall be binding upon INNOTRAC and BST, and their respective successors and affiliates and shall inure to the benefit of INNOTRAC and BST, and their respective successors and affiliates, including the Affiliated Companies. INNOTRAC shall take all steps reasonably necessary to ensure that its successors, assigns, representatives, agents and affiliates comply with this Agreement. BST shall take all steps reasonably necessary to ensure that its successors, assigns, representatives, agents and affiliates, including the Affiliated Companies, comply with this Agreement.

8.  ASSIGNMENT

     The rights and obligations of either party hereto may not be assigned or assumed without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that BST, may, without INNOTRAC's consent, assign this Agreement and may subcontract the performance of any of its obligations hereunder to any of the Affiliated Companies. Notwithstanding the foregoing, BST hereby consents: (i) to INNOTRAC's assignment of this Agreement, in whole or in part, to any corporation wholly owned by Scott David Dorfman ("Dorfman") or any partnership or corporation having Dorfman or a corporation wholly owned by Dorfman as a majority shareholder or general partner, and (ii) to INNOTRAC's conveyance of a security interest in and to any monies due from BST to INNOTRAC under this Agreement.

9.  OWNERSHIP AND USE OF MARKS

     (a) BST authorizes INNOTRAC to use the BellSouth Telecommunications name, the BellSouth Telecommunications mark, and any other trademark associated with the Sets (collectively the "Marks") solely in conjunction with the advertising, sale and/or rental of the Sets pursuant to terms hereof and the Billing Agreement of even date herewith (the "Billing Agreement"). INNOTRAC shall strictly comply with all graphic standards as referenced in Appendix B and any such other graphic standards for the Marks which may be furnished from time to time, and shall place appropriate trademark notices on the Marks as instructed, unless impossible. Any use of the Marks which is not authorized herein or by an authorized representative of BST shall be strictly prohibited. INNOTRAC admits the value of, the popularity of, and the good will associated with the Marks. INNOTRAC acknowledges that said good will is a property right belonging to BellSouth and that, as between the parties hereto, BellSouth is the owner of all trademark and other rights in said Marks worldwide. INNOTRAC recognizes that nothing contained in this Agreement is intended as an assignment or grant to INNOTRAC of any right, title or interest in or to said Marks or to any other marks of BellSouth or the good will attached thereto, except that INNOTRAC may use the Marks as provided in this Agreement and/or the Billing Agreement. Any use of the Marks shall inure to the benefit of and be on behalf of BellSouth and its Affiliated Companies, except that INNOTRAC may use and receive the benefit of the Marks as provided in this Agreement and/or the Billing Agreement.

INNOTRAC further recognizes that this Agreement does not confer any right on INNOTRAC to use the Marks in any manner outside of the United States, or to grant sublicenses, and is not assignable except as provided in Section 8. INNOTRAC will do nothing inconsistent with BellSouth's ownership of the Marks. INNOTRAC acknowledges that in the event, after a thirty (30) day notice has been issued to INNOTRAC and INNOTRAC remains in breach of Section 9 or 10 hereof and continues to act in any manner which materially and negatively impacts on the reputation of BST, its Marks or its Affiliated Companies, BST shall have the right to (1) bring an action against INNOTRAC at law or in equity to protect the Marks and to recover damages as the result of any misuse or unauthorized use thereof and/or (2) terminate this Agreement for any such misuse or unauthorized use by INNOTRAC.

     (b) During the term of this Agreement INNOTRAC's employees will be permitted to answer calls from referred subscribers with the phrase, "BellSouth Phones." INNOTRAC may continue to use the In-WATS number 1-800-XXX-XXXX; provided, however, that INNOTRAC hereby agrees and warrants that it shall immediately cease any and all current and future use of any alphabetical and/or alpha/numeric equivalent of said In-WATS number, including but not limited to 1-800-XXX-XXXX, and that it shall, promptly destroy any and all materials and other tangible items which reflect any alphabetical and/or alpha/numeric equivalent of said In-WATS number, it being understood that INNOTRAC may retain for internal use only and for so long as is necessary any INNOTRAC business records reflecting any alphabetical and/or alpha/numeric equivalent of said In-WATS number. The parties will cooperate in every reasonable manner in determining whether any specific material which reflects the alphabetical and/or alpha/numeric equivalent is being used in violation of or in noncompliance with this paragraph. INNOTRAC acknowledges that in the event, after a thirty (30) day notice has been issued to INNOTRAC and INNOTRAC continues to utilize in a manner inconsistent with the foregoing an alphabetical and/or alpha/numeric equivalent of said In-WATS number, BST shall have the right to (1) bring an action against INNOTRAC at law or in equity to enjoin INNOTRAC's use of the alphabetical and/or alpha/numeric equivalent of said In-WATS number and to recover damages as the result of any such misuse or unauthorized use thereof, and/or (2) terminate this Agreement for any such misuse by INNOTRAC of the alphabetical and/or alpha/numeric equivalent of said In-WATS number.

     (c) Upon the expiration, termination or cancellation of this Agreement for any reason whatsoever, INNOTRAC shall, except as otherwise provided in this Agreement and the Billing Agreement, immediately (i) cease answering calls with the phrase, "BellSouth Phones"; (ii) cease any uses of the Marks, and (iii) cease its use of all materials and other tangible items bearing the Marks. INNOTRAC shall certify compliance with this paragraph in writing to BST within thirty (30) days of the expiration, termination or cancellation date. Upon the expiration, termination or cancellation of this Agreement, INNOTRAC will be allowed to sell and/or rent any remaining Sets in its possession independently of this Agreement so long as the Marks used on or in connection with the sale and/or rental of the Sets are (i) removed or (ii) comply with the graphic standards set forth in this Agreement.

10.  RESTRICTION ON BST MERCHANDISING

     BST and its Affiliated Companies shall not engage in any marketing or merchandising activities that (i) diminish the pool of customer referrals to INNOTRAC pursuant to the Referral Agreement, (ii) cause or might cause purchasers and/or lessees of Sets to terminate their use of and/or payment for the Sets under the Program (as defined in the Billing Agreement) and switch to another BellSouth-related marketing or merchandising program for the delivery or marketing of telephone company services, including caller identification services, which services are identical or similar to those that are the subject of this Agreement and which do not materially involve INNOTRAC as a service provider upon not less favorable terms, or (iii) cause or might cause potential purchasers and/or lessees of Sets to choose another BST marketing or merchandising program for telephone company services, including caller identification services, which services are identical or similar to those that are the subject of this Agreement and do not materially involve INNOTRAC as a service provider upon not less favorable terms; provided, however, that during the calendar years 1995 and 1996, BST shall have the right in its sole discretion to conduct a one month Caller Identification promotion involving the distribution of Caller Identification-display units in each year in each of its nine states. The parties agree that the terms of this Section 10 shall be subject to good faith negotiations concerning desired changes by either party beginning after January 1, 1997. Either party desiring such negotiations shall provide a thirty (30) day notification to the other party pursuant to Section 15 of this Agreement.

11.  ADVERTISING AND PUBLICITY

     (a) All media advertising and printed material in which the Marks are to be used shall be prepared consistent with Appendix B and with such other guidelines as may provide to INNOTRAC by BST. BST shall prepare an approved boilerplate for such advertising and printed materials consistent with said guidelines for use by INNOTRAC. All media advertising and printed material using the Marks other than in conformance with the BST boilerplate shall be submitted to BST for review in advance and shall not be distributed or used in any manner without the prior written approval of BST, not to be unreasonably withheld.

     (b) INNOTRAC agrees not to identify BST or any other Affiliated Companies in any advertising or publicity without the prior written consent of BST, except as expressly provided herein. INNOTRAC agrees that the Marks shall not be used in any advertising or publicity without the prior written consent of BST, except as expressly provided herein.

12.  INDEMNITY

     (a) In the event of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary interest based on the sale of any Sets pursuant to this Agreement or in contemplation hereof, INNOTRAC shall indemnify and hold harmless BST and the Affiliated Companies from any loss, damage, expense or liability, including costs and reasonable attorney's fees, that may result by reason of any such infringement by or claim of infringement against INNOTRAC, except that this indemnity shall not apply to infringements by or claims of infringement against INNOTRAC or BST, and/or the Affiliated Companies which infringement arises out of the action of BST and/or the Affiliated companies.

     (b) The parties agree that BST and the Affiliated Companies except as provided by law, shall not be responsible for providing any warranty on any Sets purchased by subscribers pursuant to this Agreement. INNOTRAC agrees to indemnify and hold BST and the Affiliated companies harmless from any claim, suit, action or proceeding arising by or on behalf of any subscriber with respect to the failure of INNOTRAC to comply with any INNOTRAC warranty on the Sets. BST and the Affiliated Companies hereby assign to INNOTRAC any and all warranties of the manufacturer(s) of the Sets.

     (c) INNOTRAC agrees to indemnify and hold harmless BST and the Affiliated Companies, and their respective officers, employees and agents, from any and all claims, liabilities, or loss, and all damages, direct or consequential, incurred by BST, the Affiliated Companies, or any other person or entity, and all costs and expenses including reasonable attorney's fees, arising in any manner, directly or indirectly, from the negligent or unlawful conduct of INNOTRAC arising out of or in connection with or incident to this Agreement.

     (d) BST and the Affiliated Companies agree to indemnify and hold harmless INNOTRAC and its affiliates, and their respective officers, employees and agents, from any and all claims, liabilities, or loss, and all damages, direct or consequential, incurred by INNOTRAC, its affiliates and/or any other person or entity, and all costs and expenses including reasonable attorney's fees, arising in any manner, directly or indirectly, from the negligent and/or unlawful conduct of BST arising out of or in connection with or incident to this Agreement.

     (e) The foregoing indemnifications shall survive the termination, cancellation or expiration of this Agreement.

13.  CHOICE OF LAW

     The validity, construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Georgia.

14.  INNOTRAC RELATIONSHIP

     Persons furnished by INNOTRAC shall be considered solely the employees or agents of INNOTRAC, under the sole and exclusive direction of control of INNOTRAC, and shall not be considered employees of BST or the Affiliated Companies for any purpose. INNOTRAC shall be responsible for compliance with all employment-related laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment including federal, state and local taxes chargeable or assessed with respect to its employees, such as social security, unemployment, worker's compensation, disability insurance and federal and state withholding.

15.  NOTICES

     (a) Any notices or demands that are required by law or under the terms of this Agreement shall be given or made by BST or INNOTRAC in writing and shall be given by hand delivery, telegram or similar communication, or by certified or registered mail, or by courier or telecopier, and addressed to the respective parties set forth below. Such notices shall be deemed to have been given in this case of telegrams or similar communications when sent, and in the case of certified or registered mail when deposited in the United States mail with postage prepaid.

                     To BST:  BellSouth Telecommunications, Inc.
                              [                 *                 ]
                              South S4IA 3535 Colonnade Parkway
                              Birmingham, Alabama 35235
                              FAX (205) 977-0979

               To INNOTRAC:   INNOTRAC Corporation
                              Mr. Scott Dorfman
                              1828 Meca Way
                              Norcross, GA 30093
                              FAX (404) 717-2111

     (b) The above addresses may be changed at any time by giving written notice as above provided.

     (c). In addition to the foregoing, any notices of a legal nature shall be copied to:

                    BellSouth Telecommunications, Inc.
                    Legal Department
                    3535 Colonnade Parkway
                    South E9D1
                    Birmingham, Alabama 35243

                           and

                    Scott Dorfman
                    President
                    INNOTRAC Corporation
                    1828 Meca Way
                    Norcross, Georgia 30093

16.  DAMAGES LIMITATIONS

IN NO EVENT SHALL BST OR INNOTRAC, OR THEIR PARENT CORPORATIONS, AFFILIATES OR SUPPLIERS, BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES.

17.  CONFIDENTIALITY

     BST and INNOTRAC agree that they will keep the terms of this Agreement, and any communications, business dealings and transactions pursuant thereto, confidential and will not disclose such terms, communications, dealings or transactions ("Information") to any person or entity not employed by, affiliated with or otherwise under the control of, the parties with a need to know such Information, except to the extent that disclosure (i) may be reasonably necessary for performance hereunder, (ii) may be necessary in order to obtain enforcement of the terms of this Agreement, or (iii) may be required be applicable law or regulation or by order of a court of competent jurisdiction. In the event any such disclosure is required by law, regulation or court order, the party making the disclosure shall promptly inform the other party. Notwithstanding the foregoing, BST consents to INNOTRAC's disclosure of this Agreement, and any communications, business dealings and transactions pursuant thereto to any entity that has received an assignment of this Agreement pursuant to Section 8 above, and professionals, including attorneys and accountants, employed by any of the persons or entities referenced in this
Section 17.

18.  TERMINATION

     Either party may terminate this Agreement, without cause, upon not less than twenty-four (24) months prior written notice given in accordance with
Section 15.

19.  NONDISCRIMINATION COMPLIANCE

     INNOTRAC agrees to comply with the applicable provisions of the "NONDISCRIMINATION COMPLIANCE AGREEMENT" set forth in Appendix C.

20.  CONFLICT OF INTEREST

     INNOTRAC acknowledges BST's "CONFLICT OF INTEREST" statement shown in Appendix D, and further stipulates no officer or employee of BST has been employed, retained, induced, or directed by INNOTRAC to solicit or secure this Agreement with BST upon agreement, offer, understanding, or implication involving any form of remuneration whatsoever. INNOTRAC agrees, in the event of an allegation of substance (the determination of which will be made solely by BST ) that there has been a violation hereof, INNOTRAC will cooperate in every reasonable manner with BST in establishing whether the allegation is true. Notwithstanding any provisions of this Agreement to the contrary, if a violation of this provision is found to have occurred and is deemed material by BST, BST may cancel this Agreement. If BST, in its sole discretion, believes that any such violation can be cured, BST agrees to provide INNOTRAC a thirty (30) period in which to effect such a cure.

21.  SEVERABILITY

     If any part of this Agreement is determined to be invalid, illegal or unenforceable, such determination shall not affect the validity, legality or enforceability of any other part of this Agreement, and the remaining parts of this Agreement shall be enforced as if such invalid, illegal or unenforceable part were not contained herein.

22.  SECTION HEADINGS

     The headings of the sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

23.  ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties acknowledge that they have read this Agreement, understand it and agree to be bound by its terms and conditions. The provisions of this Agreement may be amended, waived or discharged only by an instrument in writing signed by both parties. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions, or of an preceding or waiver of such terms and conditions, or of an preceding or succeeding breach thereof, unless expressly so stated in a writing signed by both parties. Appendices A through E, referred to herein and attached hereto, are integral parts of this Agreement and are incorporated herein by this reference.

24.  SUPERCEDES PREVIOUS AGREEMENT

     This Agreement supercedes, it its entirety, any prior Referral agreements between the parties.

     IN WITNESS WHEREOF, the parties have hereunto placed their hands and seals.


INNOTRAC CORPORATION, as agent for         BELLSOUTH TELECOMMUNICATIONS, INC.,
HomeTel Systems, Inc.                      for itself.

By: /s/ Scott Dorfman                      By: [_______________*_______________]
         (signature)                                (signature)

By:     Scott Dorfman                      By: [_______________*_______________]
         (printed name)                             (printed name)

Title: President                           Title: [____________*_______________]

Date: 6-17-95                              Date: 6/22/95

                                   APPENDIX A
                                   ---------

                                   TERRITORY

     The Territory of this Agreement shall be the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

                                   APPENDIX B
                                   ----------

                            TRADENAME AND TRADEMARK
                 USAGE REQUIREMENTS - BELLSOUTH AND BELL SYMBOL

The standards of usage for the BellSouth name and logo will be as follows:

(1) The legal name of the Company is BellSouth Products, Inc. "BellSouth" is always one word with the "B" and "S" capitalized. The work "Products" is initial cap only. A trademark notice should appear after the word Products in the first or most prominent usage of the BellSouth Products Mark (BellSouth Products)

(2) The Bell Symbol must be used with the geographic modifier BellSouth Products. The Bell Symbol may not be used alone, or in a different proporation to the names as shown in the sample logos.

(3)  Color for the logo may be used in one of three ways:

     -  PANTONE* 300 blue for the Bell Symbol with black for BellSouth Products.
     - Print the entire logo in black or a color dark enough to provide strong contrast between logo and background.
     - Reverse the entire logo out of color background in all white. The background color should be dark enough to provide strong contrast between it and the logo.

(4) The Bell Symbol shall be constructed of solid heavy lines and shall not be constructed out of any other graphic elements (such as dots, stripes, or patterns).

(5) Whenever the Bell Symbol is depicted in print advertising, it shall always appear a distance of at least one-half its diameter away from all edges.

(6) No text, illustration, work, name, symbol or graphic element shall touch any part of the Bell Symbol or appear in the space surrounding and extending from the outermost perimeter of the Bell Symbol in all directions a distance of one-half the diameter of any depiction of the Bell Symbol.

(7) The two elements that make up the Bell Symbol (the bell and a surrounding circle) are a single unit and shall not be used separately.

(8) The Bell Symbol shall not be displayed or placed against a background containing a strong texture or pattern or multiple colors such that the Bell Symbol is not clearly distinguishable from the background.

* Pantone, Inc.'s check-standard trademark for color reproduction and color reproduction materials.

                                   APPENDIX C
                                   ----------

                     NONDISCRIMINATION COMPLIANCE AGREEMENT

     Contractor shall comply with the applicable provisions of the following:
Exec. Order No. 11246, Exec. Order No. 11625, Section 8 of the Small Business Act as amended, Railroad Revitalization and Regulatory Reform Act of 1976, Exec. Order No. 11701, Exec. Order No. 11758, Exec. Order No. 12138 Section 503 of the Rehabilitation Act of 1973 as amended by PL93-516, Vietnam Era Veterans' Readjustment Assistance Act of 1974 and the rules, regulations and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above.

     For contracts of or which aggregate to S2,500 or more annually, the following table describes the clause which are included in the contract:

     1.  Inclusion of the Equal Employment clause in all contracts and orders;

     2.  Certification of non-segregated facilities;

     3. Certification that an affirmative action program has been developed and is being followed;

     4. Certification that an annual Employers Information Report (EEO-1 Standard Form 100) is being followed;

     5. Inclusion of the "Utilization of Minority and Women's Business Enterprises" clause in all contracts and orders;

     6. Inclusion of the "Minority and Women's Business Subcontraction Program" clause in all contracts and orders;

     7. Inclusion of the "Listing of Employment Openings" clause in all contracts and orders;

     8. Inclusion of the "Employment of the Handicapped" clause in all contracts and orders;

    $2,500 to $10,000          $10,000 to $50,000            $50,000 or more
           8                    1, 2, 5, 6, 7, 8        1, 2, 3*, 4*, 5, 6, 7, 8

*Applies only for business with 50 or more employees

1.  Equal Employment Opportunity Provisions

     In accordance with Exec. Order No. 1246, dated September 24, 1965 and Part 60-1 of Title 41 of the codes of Federal Regulations (Public Contracts and Property Management, Office of Federal Contract Compliance, Obligations of Contracts and Subcontractors), as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

2.  Certification of Non-segregated Facilities

     The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained and that it will obtain a similar certification prior to the award of any nonexempt subcontract.

3.  Certification of Affirmative Action Program

     The Contractor affirms that it has developed and is maintaining an affirmative action plan as required by Part 60-2 of Title 41 of the Code of Federal Regulations.

4.  Certification of Filing of Employers Information Reports

     The Contractor agrees to file annually on or before the 31st day of March complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5.   Utilization of Minority and Women's Business Enterprises

     (a) It is the policy of the Government and us, as a Government contractor, that minority and women's business enterprises shall have the maximum practicable opportunity to participate in the performance of contracts.

     (b) The Contractor agrees to use his or her best efforts to carry out this policy in the award of his or her subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority or women's business enterprise" means a business with at least 50 percent of which is owned by minority or women group members or in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority or women's group members. For purposes of this definition minority group members are American Blacks, Hispanics, Asians, Pacific Islanders, American Indians and Alaskan Natives. Contractor may rely on written representation by subcontractors regarding their status as minority or women's business enterprises in lieu of an independent investigation.

6.   Minority and Women's Business Enterprises Subcontracting Program

     (a) The Contractor agrees to establish and conduct a program which will enable minority and women's business enterprises (as defined in paragraph 5 above) to be considered fairly as subcontractors and suppliers under the contract. In this connection, the Contractor shall:

          (1) Designate a liaison officer who will administer the Contractor's minority and women's business enterprises program;

          (2) Provide adequate and timely consideration of the potentialities of known minority and women's business enterprise in all "make-or-buy" decisions;

          (3) Assure that known minority and women's business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority and women's business enterprises;

          (4) Maintain records showing (I) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority and women's business enterprises (II) awards to minority and women's business enterprises on the source list, and (III) specific efforts to identify and award contracts to minority and women's business enterprises;

          (5) Include the utilization of Minority and Women's Business Enterprises clause in subcontracts which offer substantial minority and women's business enterprises subcontracting opportunities;

          (6) Cooperate with the Government's Contracting Officer for us in any studies and surveys of the contractor's minority and women's business enterprises procedures and practices that the Contracting Officer may from time to time conduct;

          (7) Submit periodic reports of subcontracting to known minority and women's business enterprises with respect to the records referred to in subparagraph (4) above, in such form and manner and at such time (not more than quarterly) as the Government's Contracting Officer for us may prescribe.

               (a) The Contractor further agrees to insert, in any subcontract hereunder which may exceed $5,000,000 (or in the case of WBE $1,000,000 in the case of contracts for the construction of any public facility and which offer substantial subcontracting possibilities) provisions which shall conform substantially to the language of this agreement, including this paragraph; and

               (b) to notify the Contracting Officer of the names of such subcontractors.

7.  List of Employment Openings for Veterans

     In accordance with Exec. Order 11701, dated January 24, 1973, and part 60-250 of Title 41 of the Code of Federal Regulations, as it may be amended from time to time, the parties incorporated herein by this reference and regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8.  Employment of the Handicapped

     In accordance with Exec. Order 11758, dated January 15, 1974, and Part 60-741 of Title 41 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

                                   APPENDIX D
                                   ----------

                              CONFLICT OF INTEREST

          BellSouth does business with thousands of contractors and suppliers. It is a fundamental policy of BellSouth that such dealings shall be conducted on a fair and impartial basis, free from improper influences, so that all participating contractors and suppliers may be considered on the basis of the quality and cost of their product or service.

          We are also committed to doing business with contractors and suppliers in an atmosphere that is in keeping with the highest standards of business ethics. Although we recognize that the exchange of gifts and entertainment is customary in some businesses, we believe this practice often raises embarrassing questions about the motives of both the giver and receiver. Therefore, this company has for some time followed a policy that its employees shall not accept from customers, suppliers of property, goods or services, or from any other persons, any gifts, benefits or unusual hospitality that may in any way tend to influence them, or have the appearance of influencing them, in the performance of their jobs.

          Employees of BellSouth who are authorized to make purchases or negotiate contracts are aware of this policy.

          We believe that firm adherence to this policy will help establish better business relationships between BellSouth and its contractors and suppliers. We solicit your cooperation in achieving that objective.

                                   APPENDIX E
                                   ----------

                 CPE NEGOTIATION TRIAL AND PART X COMPENSATION

          BST and INNOTRAC agree that it is in the mutual best interest of both parties to enable BST service representatives to directly negotiate the sale of Caller ID display units and other telecommunications devices directly with the customer. In concept, this would largely eliminate the need for BST service representatives to "refer" customers desiring such equipment to INNOTRAC to complete the sale.

          To that extent, BST and INNOTRAC agree to conduct a trial to ascertain the effectiveness of such a program. At the end of the trial period, it shall be BST's sole discretion to continue the trial in the trial locations; to terminate the trial altogether; or to judge the trial a success. It will be BST's sole discretion as to the extent to which locations are added should the trial be a success.

TRIAL TIMING AND DURATION

          The trial will begin May 1, 1995 and will run for a period of ninety (90) days.

TRIAL LOCATION(S)

          The trial will encompass all BST Marketing and Service Business Offices and their associated Service Representatives in the states of Georgia
(GA), Louisiana (LA) and Tennessee (TN).

BST COMPENSATION

          INNOTRAC agrees to compensate BST for the appropriate Part X charges as provided by the formula provided below.

PART X COMPENSATION FORMULA

          INNOTRAC compensation to BST will be calculated based on the number of sales directly negotiated by BST Service Representatives, multiplied by the average time spent negotiating the Caller ID or other display equipment, multiplied by the BST determined compensation rate per minute of service representative negotiation time.

AVERAGE NEGOTIATION TIME

          The average time spent negotiating Caller ID and other display
equipment is established at [           *           ].

COMPENSATION RATE

          The per minute rate by which BST will be compensated by INNOTRAC is
[    *    ].

ADJUSTMENT

          BST will perform periodic timing and costing studies which may result in adjustments to the average negotiation time or compensation rate or both. BST shall implement such adjustments at its sole discretion, provided, however, that INNOTRAC is provided with thirty (30) days' advance notification of any such adjustment.

BILLING

          INNOTRAC will be billed monthly by BST based on the previous month's sales activity.